Filed Pursuant to Rule 433
                                                         File No.: 333-132249-08

      The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

      The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

                         THE SERIES 2006-3 CERTIFICATES



                                             Pass-
                           Initial Class    Through
Class                       Balance(1)       Rate                        Principal Types
------------------------   -------------    -------        ---------------------------------------------
Offered Certificates
Class 1-A-1                  $50,794,000      6.250%(5)    Senior, Accretion Directed, Companion
Class 1-A-2                  $23,444,850         (6)       Senior, Sequential Pay
Class 1-A-3                           (7)        (8)       Senior, Notional Amount
Class 1-A-4                  $58,612,150      5.750%       Senior, Sequential Pay
Class 1-A-5                  $18,690,000      6.250%       Senior, Sequential Pay
Class 1-A-6                     $401,000      6.250%       Senior, Sequential Pay
Class 1-A-7                           (7)     6.250%       Senior, Planned Amortization, Notional Amount
Class 1-A-8                  $43,743,000      6.000%       Senior, Planned Amortization
Class 1-A-9                  $26,970,000      5.750%       Senior, Planned Amortization
Class 1-A-10                 $18,059,000      6.000%       Senior, Planned Amortization
Class 1-A-11                    $839,000      6.000%       Senior, Planned Amortization
Class 1-A-12                    $255,000      6.250%       Senior, Companion
Class 1-A-13                          (7)     6.250%       Senior, Notional Amount
Class 1-A-14                  $2,762,000      6.000%       Super Senior Support, Lockout
Class 1-A-15                 $24,853,000      6.000%       Super Senior, Lockout
Class 1-A-16                          (7)     6.000%       Senior, Planned Amortization, Notional Amount
Class 1-A-R                         $100      6.250%       Senior, Sequential Pay
Class 30-IO                           (7)     6.000%       Senior, Notional Amount
Class 30-PO                   $2,819,935         (9)       Senior, Ratio Strip
Class 2-A-1                  $11,667,000        (10)       Super Senior, Sequential Pay



                                                                                                                    Final Scheduled
                                                                      Minimum         Incremental     Certificate     Distribution
Class                                 Interest Types              Denomination(2)   Denomination(2)      Form           Date(3)
------------------------   ------------------------------------   ---------------   ---------------   -----------   ----------------
Offered Certificates
Class 1-A-1                Floating Rate                                   $1,000                $1   Book-Entry    October 25, 2036
Class 1-A-2                Floating Rate                                   $1,000                $1   Book-Entry    October 25, 2036
Class 1-A-3                Inverse Floating Rate, Interest Only        $1,000,000                $1   Book-Entry    October 25, 2036
Class 1-A-4                Fixed Rate                                      $1,000                $1   Book-Entry    October 25, 2036
Class 1-A-5                Fixed Rate                                      $1,000                $1   Book-Entry    October 25, 2036
Class 1-A-6                Fixed Rate                                      $1,000                $1   Book-Entry    October 25, 2036
Class 1-A-7                Fixed Rate, Interest Only                   $1,000,000                $1   Book-Entry    October 25, 2036
Class 1-A-8                Fixed Rate                                      $1,000                $1   Book-Entry    October 25, 2036
Class 1-A-9                Fixed Rate                                      $1,000                $1   Book-Entry    October 25, 2036
Class 1-A-10               Fixed Rate                                      $1,000                $1   Book-Entry    October 25, 2036
Class 1-A-11               Fixed Rate                                      $1,000                $1   Book-Entry    October 25, 2036
Class 1-A-12               Accrual                                         $1,000                $1   Book-Entry    October 25, 2036
Class 1-A-13               Fixed Rate, Interest Only                     $100,000                $1   Book-Entry    October 25, 2036
Class 1-A-14               Fixed Rate                                      $1,000                $1   Book-Entry    October 25, 2036
Class 1-A-15               Fixed Rate                                      $1,000                $1   Book-Entry    October 25, 2036
Class 1-A-16               Fixed Rate, Interest Only                     $100,000                $1   Book-Entry    October 25, 2036
Class 1-A-R                Fixed Rate                                        $100               N/A   Definitive    October 25, 2036
Class 30-IO                Fixed Rate, Interest Only                   $1,000,000                $1   Book-Entry    October 25, 2036
Class 30-PO                Principal Only                                 $25,000                $1   Book-Entry    October 25, 2036
Class 2-A-1                Variable Rate                                   $1,000                $1   Book-Entry    October 25, 2021


                             Initial Rating of
                              Certificates(4)
                           ----------------------
Class                      Fitch   S&P    Moody's
------------------------   -----   ----   -------
Offered Certificates
Class 1-A-1                 AAA    AAA      Aaa
Class 1-A-2                 AAA    AAA      Aaa
Class 1-A-3                 AAA    AAA      Aaa
Class 1-A-4                 AAA    AAA      Aaa
Class 1-A-5                 AAA    AAA      Aaa
Class 1-A-6                 AAA    AAA      Aaa
Class 1-A-7                 AAA    AAA      Aaa
Class 1-A-8                 AAA    AAA      Aaa
Class 1-A-9                 AAA    AAA      Aaa
Class 1-A-10                AAA    AAA      Aaa
Class 1-A-11                AAA    AAA      Aaa
Class 1-A-12                AAA    AAA      Aaa
Class 1-A-13                AAA    AAA      Aaa
Class 1-A-14                AAA    AAA      Aaa
Class 1-A-15                AAA    AAA      Aaa
Class 1-A-16                AAA    AAA      Aaa
Class 1-A-R                 AAA    AAA     None
Class 30-IO                 AAA    AAA      Aaa
Class 30-PO                 AAA    AAA      Aaa
Class 2-A-1                 AAA    None    None




                                             Pass-
                           Initial Class    Through
Class                       Balance(1)       Rate                        Principal Types
------------------------   -------------    -------        ---------------------------------------------
Class 2-A-2                  $22,275,000        (10)       Super Senior, Sequential Pay
Class 2-A-3                  $20,779,000        (10)       Super Senior, Sequential Pay
Class 2-A-4                   $1,003,000        (10)       Super Senior Support, Pass-Through
Class 30-B-1                  $6,789,000      6.250%       Subordinate
Class 30-B-2                  $1,555,000      6.250%       Subordinate
Class 30-B-3                    $849,000      6.250%       Subordinate
Class 15-B-1                    $425,000        (10)       Subordinate
Class 15-B-2                    $171,000        (10)       Subordinate
Class 15-B-3                    $142,000        (10)       Subordinate
Non-Offered Certificates
Class 30-B-4                    $566,000      6.250%       Subordinate
Class 30-B-5                    $424,000      6.250%       Subordinate
Class 30-B-6                    $424,645      6.250%       Subordinate
Class 15-B-4                     $85,000        (10)       Subordinate
Class 15-B-5                    $113,000        (10)       Subordinate
Class 15-B-6                     $85,783        (10)       Subordinate



                                                                                                                    Final Scheduled
                                                                      Minimum         Incremental     Certificate     Distribution
Class                                 Interest Types              Denomination(2)   Denomination(2)      Form           Date(3)
------------------------   ------------------------------------   ---------------   ---------------   -----------   ----------------
Class 2-A-2                Variable Rate                                   $1,000                $1   Book-Entry    October 25, 2021
Class 2-A-3                Variable Rate                                   $1,000                $1   Book-Entry    October 25, 2021
Class 2-A-4                Variable Rate                                   $1,000                $1   Book-Entry    October 25, 2021
Class 30-B-1               Fixed Rate                                     $25,000                $1   Book-Entry    October 25, 2036
Class 30-B-2               Fixed Rate                                     $25,000                $1   Book-Entry    October 25, 2036
Class 30-B-3               Fixed Rate                                     $25,000                $1   Book-Entry    October 25, 2036
Class 15-B-1               Variable Rate                                  $25,000                $1   Book-Entry    October 25, 2021
Class 15-B-2               Variable Rate                                  $25,000                $1   Book-Entry    October 25, 2021
Class 15-B-3               Variable Rate                                  $25,000                $1   Book-Entry    October 25, 2021
Non-Offered Certificates
Class 30-B-4               Fixed Rate                                   N/A                     N/A       N/A       October 25, 2036
Class 30-B-5               Fixed Rate                                   N/A                     N/A       N/A       October 25, 2036
Class 30-B-6               Fixed Rate                                   N/A                     N/A       N/A       October 25, 2036
Class 15-B-4               Variable Rate                                N/A                     N/A       N/A       October 25, 2021
Class 15-B-5               Variable Rate                                N/A                     N/A       N/A       October 25, 2021
Class 15-B-6               Variable Rate                                N/A                     N/A       N/A       October 25, 2021


                             Initial Rating of
                              Certificates(4)
                           ----------------------
Class                      Fitch   S&P    Moody's
------------------------   -----   ----   -------
Class 2-A-2                 AAA    None    None
Class 2-A-3                 AAA    None    None
Class 2-A-4                 AAA    None    None
Class 30-B-1                AA     None    None
Class 30-B-2                 A     None    None
Class 30-B-3                BBB    None    None
Class 15-B-1                AA     None    None
Class 15-B-2                 A     None    None
Class 15-B-3                BBB    None    None
Non-Offered Certificates
Class 30-B-4                BB     None    None
Class 30-B-5                 B     None    None
Class 30-B-6               None    None    None
Class 15-B-4                BB     None    None
Class 15-B-5                 B     None    None
Class 15-B-6               None    None    None


----------------------------

(1) Approximate. The initial class balance of the offered certificates may vary by a total of plus or minus 5%.

(2) Denominations for interest only certificates are expressed in notional amount.

(3) The final scheduled distribution date represents the distribution date in the month following the latest maturity date of any mortgage loan in the related loan group. The actual final payment on your offered certificates could occur earlier or later than the final scheduled distribution date.

(4) The offered certificates will not be issued unless they receive at least the ratings set forth in this table.

(5) On or prior to the distribution date in January 2018, the Class 1-A-1 Certificates will also be entitled to amounts received under a yield maintenance agreement. During this period, the Class 1-A-1 Certificates will receive payments on each distribution date at an effective per annum rate equal to (i) 0.600% plus (ii) one-month LIBOR, subject to a minimum rate of 6.250% and a maximum rate of 9.500%. For the distribution date in October 2006, this effective per annum rate is equal to 6.250%. After the distribution date in January 2018, the Class 1-A-1 Certificates will only be entitled to payments at the pass-through rate of 6.250% per annum.

(6) During the initial interest accrual period, interest will accrue on the Class 1-A-2 Certificates at the rate of 5.630% per annum. During each interest accrual period after the initial, interest will accrue on the Class 1-A-2 Certificates at a per annum rate equal to (i) 0.300% plus (ii) one-month LIBOR, subject to a minimum rate of 0.300% and a maximum rate of 7.500%.

(7) The Class 1-A-3, Class 1-A-7, Class 1-A-13, Class 1-A-16 and Class 30-IO Certificates are interest only certificates, have no class balances and will bear interest on their notional amounts (initially approximately $23,444,850, $3,584,440, $1,104,600, $1,123,750 and $9,707,929,
      respectively).

(8) During the initial interest accrual period, interest will accrue on the Class 1-A-3 Certificates at the rate of 1.870% per annum. During each interest accrual period after the initial, interest will accrue on the Class 1-A-3 Certificates at a per annum rate equal to (i) 7.200% minus
      (ii) one-month LIBOR, subject to a minimum rate of 0.000% and a maximum rate of 7.200%.

(9) The Class 30-PO Certificates are principal only certificates and will not be entitled to distributions of interest.

(10) Interest will accrue on these certificates at a per annum rate equal to the weighted average of the net mortgage interest rates of the mortgage loans in loan group 2. For the initial distribution date in October 2006, this rate is expected to be approximately 5.719565143%.

      Senior Principal Distribution Amount

      With respect to the Group 1 Senior Certificates:

      I. On each Distribution Date occurring prior to the Accretion Termination Date, the Class 1-A-12 Accrual Distribution Amount will be allocated, sequentially, to the Class 1-A-1 and Class 1-A-12 Certificates, in that order, until their Class Balances have been reduced to zero:

      II. On each Distribution Date, the Trustee will distribute an amount equal to the lesser of (a) the Senior Principal Distribution Amount for loan group 1 for that Distribution Date and (b) the product of (1) the Pool Distribution Amount for loan group 1 remaining after payment of funds due to the Trustee and distributions of interest on the Group 1 Senior Certificates and (2) a fraction, the numerator of which is the Senior Principal Distribution Amount for loan group 1 and the denominator of which is the sum of the PO Principal Amount for loan group 1 and the Senior Principal Distribution Amount for loan group 1, as principal, sequentially, as follows:

      first, to the Class 1-A-R Certificate, until its Class Balance has been reduced to zero;

      second, concurrently, to the Class 1-A-14 and Class 1-A-15 Certificates, pro rata, up to the Priority Amount for that Distribution Date;

      third, concurrently, as follows:

            (a) approximately 41.8298815589%, sequentially, as follows:

                  (i) concurrently, to the Class 1-A-2 and Class 1-A-4
            Certificates, pro rata, until their Class Balances have been reduced to zero;

                  (ii) sequentially, to the Class 1-A-5 and Class 1-A-6
            Certificates, in that order, until their Class Balances have been reduced to zero;

            (b) approximately 58.1701184411%, sequentially, as follows:

                  (i) sequentially, up to the PAC Principal Amount for such
            Distribution Date, to the Class 1-A-8, Class 1-A-9, Class 1-A-10 and Class 1-A-11 Certificates, in that order, until their Class Balances have been reduced to zero;

                  (ii) sequentially, to the Class 1-A-1 and Class 1-A-12
            Certificates, in that order, until their Class Balances have been reduced to zero; and

                  (iii) sequentially, to the Class 1-A-8, Class 1-A-9, Class
            1-A-10 and Class 1-A-11 Certificates, in that order, until their Class Balances have been reduced to zero; and

      fourth, concurrently, to the Class 1-A-14 and Class 1-A-15 Certificates, pro rata, until their Class Balances have been reduced to zero.

      With respect to the Group 2 Senior Certificates:

      On each Distribution Date, the Trustee will distribute an amount equal to the lesser of (a) the Senior Principal Distribution Amount for loan group 2 for that Distribution Date and (b) the Pool Distribution Amount for loan group 2 remaining after payment of funds due to the Trustee and distributions of interest on the Group 2 Senior Certificates, as principal, concurrently, as follows:

            (A) approximately 1.7999425741%, to the Class 2-A-4 Certificates, until their Class Balance has been reduced to zero; and

            (B) approximately 98.2000574259%, sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order, until their Class Balances have been reduced to zero.

      The preceding distribution priorities for a group will not apply on any Distribution Date on or after the applicable Senior Credit Support Depletion Date. On each of those Distribution Dates, the amount to be distributed as principal to the Senior Non-PO Certificates of such group will be distributed, concurrently, as principal of the classes of Senior Non-PO Certificates of such group pro rata, based on their Class Balances.

      Priority Amount

      The "Priority Amount" for any Distribution Date will be equal to the lesser of (i) the aggregate Class Balance of the Class 1-A-14 and Class 1-A-15 Certificates and (ii) the product of (a) the Non-PO Principal Amount for loan group 1, (b) the Shift Percentage and (c) the Priority Percentage.

      The "Priority Percentage" for any Distribution Date will equal (i) the aggregate Class Balance of the Class 1-A-14 and Class 1-A-15 Certificates divided by (ii) the Pool Principal Balance (Non-PO Portion) for loan group 1.

      The "Shift Percentage" for any Distribution Date will be the percentage indicated below:

Distribution Date Occurring In                                  Shift Percentage
------------------------------                                  ----------------
October 2006 through September 2011                                    0%
October 2011 through September 2012                                   30%
October 2012 through September 2013                                   40%
October 2013 through September 2014                                   60%
October 2014 through September 2015                                   80%
October 2015 and thereafter                                          100%

      PAC Principal Amount

      As used above, the "PAC Principal Amount" for any Distribution Date and the Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11 and Class 1-A-16 Certificates (the "PAC Certificates" or the "PAC Group") means the amount, if any, that would reduce the aggregate Class Balance of the PAC Group to the applicable balance shown in the table set forth below for that Distribution Date.

                           Principal Balance Schedule

                                                      Principal Balance Schedule
                                                      --------------------------
Distribution Date                                              PAC Group
---------------------------------------------------   --------------------------
Initial Balance                                                   $89,611,000.00
October 25, 2006                                                  $89,397,946.28
November 25, 2006                                                 $89,150,288.50
December 25, 2006                                                 $88,868,155.46
January 25, 2007                                                  $88,551,639.91
February 25, 2007                                                 $88,200,856.69

                                                      Principal Balance Schedule
                                                      --------------------------
Distribution Date                                              PAC Group
---------------------------------------------------   --------------------------
March 25, 2007                                                    $87,815,942.74
April 25, 2007                                                    $87,397,057.01
May 25, 2007                                                      $86,944,380.43
June 25, 2007                                                     $86,458,115.77
July 25, 2007                                                     $85,938,487.56
August 25, 2007                                                   $85,385,741.93
September 25, 2007                                                $84,800,146.41
October 25, 2007                                                  $84,181,989.82
November 25, 2007                                                 $83,531,581.98
December 25, 2007                                                 $82,849,253.49
January 25, 2008                                                  $82,135,355.50
February 25, 2008                                                 $81,390,259.41
March 25, 2008                                                    $80,614,356.56
April 25, 2008                                                    $79,808,057.90
May 25, 2008                                                      $78,971,793.66
June 25, 2008                                                     $78,106,012.97
July 25, 2008                                                     $77,211,183.48
August 25, 2008                                                   $76,287,790.91
September 25, 2008                                                $75,336,338.67
October 25, 2008                                                  $74,357,347.40
November 25, 2008                                                 $73,351,354.46
December 25, 2008                                                 $72,318,964.37
January 25, 2009                                                  $71,266,631.33
February 25, 2009                                                 $70,214,054.50
March 25, 2009                                                    $69,168,293.66
April 25, 2009                                                    $68,129,488.29
May 25, 2009                                                      $67,097,593.57
June 25, 2009                                                     $66,072,564.95
July 25, 2009                                                     $65,054,358.19
August 25, 2009                                                   $64,042,929.35
September 25, 2009                                                $63,038,234.74
October 25, 2009                                                  $62,040,231.00
November 25, 2009                                                 $61,048,875.02
December 25, 2009                                                 $60,064,123.98
January 25, 2010                                                  $59,085,935.35
February 25, 2010                                                 $58,114,266.85
March 25, 2010                                                    $57,149,076.51
April 25, 2010                                                    $56,190,322.62

                                                      Principal Balance Schedule
                                                      --------------------------
Distribution Date                                              PAC Group
---------------------------------------------------   --------------------------
May 25, 2010                                                      $55,237,963.73
June 25, 2010                                                     $54,291,958.67
July 25, 2010                                                     $53,352,266.55
August 25, 2010                                                   $52,418,846.74
September 25, 2010                                                $51,491,658.85
October 25, 2010                                                  $50,570,662.80
November 25, 2010                                                 $49,655,818.74
December 25, 2010                                                 $48,747,087.08
January 25, 2011                                                  $47,844,428.51
February 25, 2011                                                 $46,947,803.96
March 25, 2011                                                    $46,057,174.61
April 25, 2011                                                    $45,172,501.91
May 25, 2011                                                      $44,293,747.56
June 25, 2011                                                     $43,420,873.49
July 25, 2011                                                     $42,553,841.91
August 25, 2011                                                   $41,692,615.25
September 25, 2011                                                $40,837,156.20
October 25, 2011                                                  $40,035,035.90
November 25, 2011                                                 $39,238,514.51
December 25, 2011                                                 $38,447,555.56
January 25, 2012                                                  $37,662,122.83
February 25, 2012                                                 $36,882,180.35
March 25, 2012                                                    $36,107,692.36
April 25, 2012                                                    $35,338,623.35
May 25, 2012                                                      $34,574,938.05
June 25, 2012                                                     $33,816,601.40
July 25, 2012                                                     $33,063,578.59
August 25, 2012                                                   $32,315,835.02
September 25, 2012                                                $31,573,336.33
October 25, 2012                                                  $30,851,591.91
November 25, 2012                                                 $30,134,947.82
December 25, 2012                                                 $29,423,370.59
January 25, 2013                                                  $28,716,826.93
February 25, 2013                                                 $28,015,283.81
March 25, 2013                                                    $27,318,708.39
April 25, 2013                                                    $26,627,068.04
May 25, 2013                                                      $25,940,330.38
June 25, 2013                                                     $25,258,463.21

                                                      Principal Balance Schedule
                                                      --------------------------
Distribution Date                                              PAC Group
---------------------------------------------------   --------------------------
July 25, 2013                                                     $24,581,434.55
August 25, 2013                                                   $23,909,212.64
September 25, 2013                                                $23,241,765.91
October 25, 2013                                                  $22,657,524.03
November 25, 2013                                                 $22,085,846.66
December 25, 2013                                                 $21,526,484.08
January 25, 2014                                                  $20,979,191.32
February 25, 2014                                                 $20,443,728.10
March 25, 2014                                                    $19,919,858.70
April 25, 2014                                                    $19,407,351.90
May 25, 2014                                                      $18,905,980.89
June 25, 2014                                                     $18,415,523.21
July 25, 2014                                                     $17,935,760.64
August 25, 2014                                                   $17,466,479.13
September 25, 2014                                                $17,007,468.71
October 25, 2014                                                  $16,619,486.40
November 25, 2014                                                 $16,239,734.68
December 25, 2014                                                 $15,868,047.35
January 25, 2015                                                  $15,504,261.43
February 25, 2015                                                 $15,148,217.15
March 25, 2015                                                    $14,799,757.84
April 25, 2015                                                    $14,458,729.91
May 25, 2015                                                      $14,124,982.76
June 25, 2015                                                     $13,798,368.77
July 25, 2015                                                     $13,478,743.17
August 25, 2015                                                   $13,165,964.06
September 25, 2015                                                $12,859,892.30
October 25, 2015                                                  $12,611,161.52
November 25, 2015                                                 $12,367,115.59
December 25, 2015                                                 $12,127,667.73
January 25, 2016                                                  $11,892,732.74
February 25, 2016                                                 $11,662,226.99
March 25, 2016                                                    $11,436,068.39
April 25, 2016                                                    $11,214,176.32
May 25, 2016                                                      $10,996,471.69
June 25, 2016                                                     $10,782,876.82
July 25, 2016                                                     $10,572,909.14
August 25, 2016                                                   $10,363,495.14

                                                      Principal Balance Schedule
                                                      --------------------------
Distribution Date                                              PAC Group
---------------------------------------------------   --------------------------
September 25, 2016                                                $10,157,841.56
October 25, 2016                                                   $9,956,121.49
November 25, 2016                                                  $9,758,261.34
December 25, 2016                                                  $9,564,188.89
January 25, 2017                                                   $9,373,833.27
February 25, 2017                                                  $9,187,124.88
March 25, 2017                                                     $9,003,995.44
April 25, 2017                                                     $8,824,377.90
May 25, 2017                                                       $8,648,206.47
June 25, 2017                                                      $8,475,416.57
July 25, 2017                                                      $8,305,944.80
August 25, 2017                                                    $8,139,728.94
September 25, 2017                                                 $7,976,707.93
October 25, 2017                                                   $7,816,821.81
November 25, 2017                                                  $7,660,011.76
December 25, 2017                                                  $7,506,220.03
January 25, 2018                                                   $7,355,389.93
February 25, 2018                                                  $7,207,465.84
March 25, 2018                                                     $7,062,393.15
April 25, 2018                                                     $6,920,118.26
May 25, 2018                                                       $6,780,588.58
June 25, 2018                                                      $6,643,752.48
July 25, 2018                                                      $6,509,559.28
August 25, 2018                                                    $6,377,959.24
September 25, 2018                                                 $6,248,903.56
October 25, 2018                                                   $6,122,344.32
November 25, 2018                                                  $5,998,234.49
December 25, 2018                                                  $5,876,527.93
January 25, 2019                                                   $5,757,179.35
February 25, 2019                                                  $5,640,144.27
March 25, 2019                                                     $5,525,379.07
April 25, 2019                                                     $5,412,840.92
May 25, 2019                                                       $5,302,487.79
June 25, 2019                                                      $5,194,278.44
July 25, 2019                                                      $5,088,172.37
August 25, 2019                                                    $4,984,129.86
September 25, 2019                                                 $4,882,111.90
October 25, 2019                                                   $4,782,080.22

                                                      Principal Balance Schedule
                                                      --------------------------
Distribution Date                                              PAC Group
---------------------------------------------------   --------------------------
November 25, 2019                                                  $4,683,997.26
December 25, 2019                                                  $4,587,826.15
January 25, 2020                                                   $4,493,530.72
February 25, 2020                                                  $4,401,075.46
March 25, 2020                                                     $4,310,425.52
April 25, 2020                                                     $4,221,546.69
May 25, 2020                                                       $4,134,405.43
June 25, 2020                                                      $4,048,968.77
July 25, 2020                                                      $3,965,204.41
August 25, 2020                                                    $3,883,080.60
September 25, 2020                                                 $3,802,566.22
October 25, 2020                                                   $3,723,630.72
November 25, 2020                                                  $3,646,244.09
December 25, 2020                                                  $3,570,376.93
January 25, 2021                                                   $3,496,000.33
February 25, 2021                                                  $3,423,085.97
March 25, 2021                                                     $3,351,606.03
April 25, 2021                                                     $3,281,533.21
May 25, 2021                                                       $3,212,840.73
June 25, 2021                                                      $3,145,502.29
July 25, 2021                                                      $3,079,413.49
August 25, 2021                                                    $3,014,455.58
September 25, 2021                                                 $2,950,783.38
October 25, 2021                                                   $2,888,301.50
November 25, 2021                                                  $2,827,058.83
December 25, 2021                                                  $2,767,031.69
January 25, 2022                                                   $2,708,196.83
February 25, 2022                                                  $2,650,531.42
March 25, 2022                                                     $2,594,013.08
April 25, 2022                                                     $2,538,619.84
May 25, 2022                                                       $2,484,330.13
June 25, 2022                                                      $2,431,122.81
July 25, 2022                                                      $2,378,977.11
August 25, 2022                                                    $2,327,872.65
September 25, 2022                                                 $2,277,789.46
October 25, 2022                                                   $2,228,707.92
November 25, 2022                                                  $2,180,608.77
December 25, 2022                                                  $2,133,473.15

                                                      Principal Balance Schedule
                                                      --------------------------
Distribution Date                                              PAC Group
---------------------------------------------------   --------------------------
January 25, 2023                                                   $2,087,282.51
February 25, 2023                                                  $2,042,018.67
March 25, 2023                                                     $1,997,663.79
April 25, 2023                                                     $1,954,200.37
May 25, 2023                                                       $1,911,611.22
June 25, 2023                                                      $1,869,879.50
July 25, 2023                                                      $1,828,988.66
August 25, 2023                                                    $1,788,922.48
September 25, 2023                                                 $1,749,665.03
October 25, 2023                                                   $1,711,200.69
November 25, 2023                                                  $1,673,514.14
December 25, 2023                                                  $1,636,590.33
January 25, 2024                                                   $1,600,414.51
February 25, 2024                                                  $1,564,972.19
March 25, 2024                                                     $1,530,249.18
April 25, 2024                                                     $1,496,231.54
May 25, 2024                                                       $1,462,905.59
June 25, 2024                                                      $1,430,257.91
July 25, 2024                                                      $1,398,275.34
August 25, 2024                                                    $1,366,944.96
September 25, 2024                                                 $1,336,254.10
October 25, 2024                                                   $1,306,190.34
November 25, 2024                                                  $1,276,741.46
December 25, 2024                                                  $1,247,895.51
January 25, 2025                                                   $1,219,640.75
February 25, 2025                                                  $1,191,965.65
March 25, 2025                                                     $1,164,858.91
April 25, 2025                                                     $1,138,309.45
May 25, 2025                                                       $1,112,306.40
June 25, 2025                                                      $1,086,839.07
July 25, 2025                                                      $1,061,897.00
August 25, 2025                                                    $1,037,469.93
September 25, 2025                                                 $1,013,547.77
October 25, 2025                                                     $990,120.64
November 25, 2025                                                    $967,178.84
December 25, 2025                                                    $944,712.87
January 25, 2026                                                     $922,713.38
February 25, 2026                                                    $901,171.23

                                                      Principal Balance Schedule
                                                      --------------------------
Distribution Date                                              PAC Group
---------------------------------------------------   --------------------------
March 25, 2026                                                       $880,077.43
April 25, 2026                                                       $859,423.17
May 25, 2026                                                         $839,199.81
June 25, 2026                                                        $819,398.86
July 25, 2026                                                        $800,012.03
August 25, 2026                                                      $781,031.13
September 25, 2026                                                   $762,448.18
October 25, 2026                                                     $744,255.32
November 25, 2026                                                    $726,444.85
December 25, 2026                                                    $709,009.21
January 25, 2027                                                     $691,941.00
February 25, 2027                                                    $675,232.94
March 25, 2027                                                       $658,877.91
April 25, 2027                                                       $642,868.91
May 25, 2027                                                         $627,199.08
June 25, 2027                                                        $611,861.69
July 25, 2027                                                        $596,850.15
August 25, 2027                                                      $582,157.97
September 25, 2027                                                   $567,778.82
October 25, 2027                                                     $553,706.45
November 25, 2027                                                    $539,934.76
December 25, 2027                                                    $526,457.76
January 25, 2028                                                     $513,269.57
February 25, 2028                                                    $500,364.43
March 25, 2028                                                       $487,736.68
April 25, 2028                                                       $475,380.78
May 25, 2028                                                         $463,291.28
June 25, 2028                                                        $451,462.86
July 25, 2028                                                        $439,890.29
August 25, 2028                                                      $428,568.42
September 25, 2028                                                   $417,492.23
October 25, 2028                                                     $406,656.79
November 25, 2028                                                    $396,057.25
December 25, 2028                                                    $385,688.87
January 25, 2029                                                     $375,546.98
February 25, 2029                                                    $365,627.03
March 25, 2029                                                       $355,924.54
April 25, 2029                                                       $346,435.12

                                                      Principal Balance Schedule
                                                      --------------------------
Distribution Date                                              PAC Group
---------------------------------------------------   --------------------------
May 25, 2029                                                         $337,154.45
June 25, 2029                                                        $328,078.33
July 25, 2029                                                        $319,202.60
August 25, 2029                                                      $310,523.20
September 25, 2029                                                   $302,036.16
October 25, 2029                                                     $293,737.56
November 25, 2029                                                    $285,623.58
December 25, 2029                                                    $277,690.46
January 25, 2030                                                     $269,934.52
February 25, 2030                                                    $262,352.15
March 25, 2030                                                       $254,939.80
April 25, 2030                                                       $247,694.01
May 25, 2030                                                         $240,611.37
June 25, 2030                                                        $233,688.54
July 25, 2030                                                        $226,922.25
August 25, 2030                                                      $220,309.29
September 25, 2030                                                   $213,846.51
October 25, 2030                                                     $207,530.83
November 25, 2030                                                    $201,359.22
December 25, 2030                                                    $195,328.71
January 25, 2031                                                     $189,436.40
February 25, 2031                                                    $183,679.43
March 25, 2031                                                       $178,055.01
April 25, 2031                                                       $172,560.39
May 25, 2031                                                         $167,192.90
June 25, 2031                                                        $161,949.89
July 25, 2031                                                        $156,828.78
August 25, 2031                                                      $151,827.04
September 25, 2031                                                   $146,942.18
October 25, 2031                                                     $142,171.78
November 25, 2031                                                    $137,513.45
December 25, 2031                                                    $132,964.84
January 25, 2032                                                     $128,523.66
February 25, 2032                                                    $124,187.67
March 25, 2032                                                       $119,954.67
April 25, 2032                                                       $115,822.48
May 25, 2032                                                         $111,789.00
June 25, 2032                                                        $107,852.15

                                                      Principal Balance Schedule
                                                      --------------------------
Distribution Date                                              PAC Group
---------------------------------------------------   --------------------------
July 25, 2032                                                        $104,009.89
August 25, 2032                                                      $100,260.23
September 25, 2032                                                    $96,601.21
October 25, 2032                                                      $93,030.92
November 25, 2032                                                     $89,547.48
December 25, 2032                                                     $86,149.05
January 25, 2033                                                      $82,833.82
February 25, 2033                                                     $79,600.03
March 25, 2033                                                        $76,445.94
April 25, 2033                                                        $73,369.85
May 25, 2033                                                          $70,370.09
June 25, 2033                                                         $67,445.04
July 25, 2033                                                         $64,593.10
August 25, 2033                                                       $61,812.69
September 25, 2033                                                    $59,102.29
October 25, 2033                                                      $56,460.38
November 25, 2033                                                     $53,885.49
December 25, 2033                                                     $51,376.18
January 25, 2034                                                      $48,931.02
February 25, 2034                                                     $46,548.63
March 25, 2034                                                        $44,227.64
April 25, 2034                                                        $41,966.74
May 25, 2034                                                          $39,764.59
June 25, 2034                                                         $37,619.94
July 25, 2034                                                         $35,531.52
August 25, 2034                                                       $33,498.10
September 25, 2034                                                    $31,518.47
October 25, 2034                                                      $29,591.47
November 25, 2034                                                     $27,715.93
December 25, 2034                                                     $25,890.72
January 25, 2035                                                      $24,114.72
February 25, 2035                                                     $22,386.86
March 25, 2035                                                        $20,706.06
April 25, 2035                                                        $19,071.29
May 25, 2035                                                          $17,481.51
June 25, 2035                                                         $15,935.73
July 25, 2035                                                         $14,432.97
August 25, 2035                                                       $12,972.26

                                                      Principal Balance Schedule
                                                      --------------------------
Distribution Date                                              PAC Group
---------------------------------------------------   --------------------------
September 25, 2035                                                    $11,552.66
October 25, 2035                                                      $10,173.25
November 25, 2035                                                      $8,833.13
December 25, 2035                                                      $7,531.40
January 25, 2036                                                       $6,267.21
February 25, 2036                                                      $5,039.71
March 25, 2036                                                         $3,848.05
April 25, 2036                                                         $2,771.87
May 25, 2036                                                           $1,727.46
June 25, 2036                                                            $715.50
July 25, 2036                                                            $114.27
August 25, 2036                                                              $--

The Yield Maintenance Agreements

      The Trustee, on behalf of the Issuing Entity, will enter into a yield maintenance agreement with the Sponsor, as Counterparty, which will be for the benefit of the Class 1-A-1 Certificates (the "Yield Maintenance Agreement").

      For any Distribution Date prior to and including the Distribution Date in January 2018, if one-month LIBOR, as calculated for the Interest Accrual Period related to such Distribution Date, exceeds 5.65% per annum, the Counterparty will be obligated to pay to the Trustee, for deposit into the Reserve Fund, the Yield Maintenance Agreement Payment. The "Yield Maintenance Agreement Payment" for any Distribution Date will be an amount equal to the product of (a) the amount by which (i) the lesser of one-month LIBOR and 8.90% exceeds (ii) 5.65%,
(b) the lesser of (x) the Class Balance of the Class 1-A-1 Certificates prior to distributions on that Distribution Date and (y) the notional amount set forth for that Distribution Date in the table below and (c) one-twelfth. The Counterparty is required to make any Yield Maintenance Agreement Payment on the twenty-third day of each month in which a Distribution Date occurs (or, if not a business day, the immediately preceding business day).


                         Yield Maintenance
Distribution Date    Agreement Notional Amount
------------------   -------------------------
October 25, 2006                   $50,794,000
November 25, 2006                  $50,650,489
December 25, 2006                  $50,458,844
January 25, 2007                   $50,219,162
February 25, 2007                  $49,931,642
March 25, 2007                     $49,596,589
April 25, 2007                     $49,214,411
May 25, 2007                       $48,785,622
June 25, 2007                      $48,310,838
July 25, 2007                      $47,790,781
August 25, 2007                    $47,226,275
September 25, 2007                 $46,618,243
October 25, 2007                   $45,967,710
November 25, 2007                  $45,275,800
December 25, 2007                  $44,543,730
January 25, 2008                   $43,772,811
February 25, 2008                  $42,964,447
March 25, 2008                     $42,120,128
April 25, 2008                     $41,241,427
May 25, 2008                       $40,330,000
June 25, 2008                      $39,387,580
July 25, 2008                      $38,415,971
August 25, 2008                    $37,417,048
September 25, 2008                 $36,392,748
October 25, 2008                   $35,345,069
November 25, 2008                  $34,276,062
December 25, 2008                  $33,187,829

                         Yield Maintenance
Distribution Date    Agreement Notional Amount
------------------   -------------------------
January 25, 2009                   $32,082,583
February 25, 2009                  $30,970,266
March 25, 2009                     $29,877,902
April 25, 2009                     $28,814,702
May 25, 2009                       $27,780,354
June 25, 2009                      $26,774,304
July 25, 2009                      $25,796,008
August 25, 2009                    $24,844,928
September 25, 2009                 $23,920,541
October 25, 2009                   $23,022,328
November 25, 2009                  $22,149,783
December 25, 2009                  $21,302,406
January 25, 2010                   $20,479,707
February 25, 2010                  $19,681,206
March 25, 2010                     $18,906,428
April 25, 2010                     $18,154,909
May 25, 2010                       $17,426,193
June 25, 2010                      $16,719,830
July 25, 2010                      $16,035,381
August 25, 2010                    $15,372,412
September 25, 2010                 $14,730,497
October 25, 2010                   $14,109,220
November 25, 2010                  $13,508,170
December 25, 2010                  $12,926,944
January 25, 2011                   $12,365,144
February 25, 2011                  $11,822,384
March 25, 2011                     $11,298,279
April 25, 2011                     $10,792,455
May 25, 2011                       $10,304,544
June 25, 2011                       $9,834,182
July 25, 2011                       $9,381,014
August 25, 2011                     $8,944,691
September 25, 2011                  $8,524,869
October 25, 2011                    $8,121,211
November 25, 2011                   $7,798,590
December 25, 2011                   $7,490,962
January 25, 2012                    $7,198,010
February 25, 2012                   $6,919,424
March 25, 2012                      $6,654,897
April 25, 2012                      $6,404,129
May 25, 2012                        $6,166,825
June 25, 2012                       $5,942,697
July 25, 2012                       $5,731,459
August 25, 2012                     $5,532,833
September 25, 2012                  $5,346,545
October 25, 2012                    $5,172,325
November 25, 2012                   $5,029,717

                         Yield Maintenance
Distribution Date    Agreement Notional Amount
------------------   -------------------------
December 25, 2012                   $4,898,295
January 25, 2013                    $4,777,807
February 25, 2013                   $4,668,007
March 25, 2013                      $4,568,653
April 25, 2013                      $4,479,507
May 25, 2013                        $4,400,336
June 25, 2013                       $4,330,910
July 25, 2013                       $4,271,006
August 25, 2013                     $4,220,403
September 25, 2013                  $4,178,883
October 25, 2013                    $4,146,235
November 25, 2013                   $4,108,873
December 25, 2013                   $4,070,972
January 25, 2014                    $4,032,566
February 25, 2014                   $3,993,686
March 25, 2014                      $3,954,361
April 25, 2014                      $3,914,621
May 25, 2014                        $3,874,496
June 25, 2014                       $3,834,011
July 25, 2014                       $3,793,195
August 25, 2014                     $3,752,073
September 25, 2014                  $3,710,670
October 25, 2014                    $3,669,011
November 25, 2014                   $3,623,590
December 25, 2014                   $3,578,177
January 25, 2015                    $3,532,787
February 25, 2015                   $3,487,434
March 25, 2015                      $3,442,134
April 25, 2015                      $3,396,898
May 25, 2015                        $3,351,742
June 25, 2015                       $3,306,676
July 25, 2015                       $3,261,714
August 25, 2015                     $3,216,867
September 25, 2015                  $3,172,147
October 25, 2015                    $3,127,563
November 25, 2015                   $3,080,917
December 25, 2015                   $3,034,638
January 25, 2016                    $2,988,728
February 25, 2016                   $2,943,185
March 25, 2016                      $2,898,012
April 25, 2016                      $2,853,209
May 25, 2016                        $2,808,775
June 25, 2016                       $2,764,711
July 25, 2016                       $2,721,017
August 25, 2016                     $2,677,571
September 25, 2016                  $2,633,472
October 25, 2016                    $2,589,690

                         Yield Maintenance
Distribution Date    Agreement Notional Amount
------------------   -------------------------
November 25, 2016                   $2,546,298
December 25, 2016                   $2,503,294
January 25, 2017                    $2,460,678
February 25, 2017                   $2,418,450
March 25, 2017                      $2,376,607
April 25, 2017                      $2,335,150
May 25, 2017                        $2,294,076
June 25, 2017                       $2,253,384
July 25, 2017                       $2,213,074
August 25, 2017                     $2,173,142
September 25, 2017                  $2,133,589
October 25, 2017                    $2,094,413
November 25, 2017                   $2,055,611
December 25, 2017                   $2,017,181
January 25, 2018                    $1,979,123